Exhibit (m)(9)(i)

FIRST AMENDMENT TO THE SHAREHOLDER SERVICE

AGREEMENT BY AND AMONG HEWITT ASSOCIATES LLC AND

GMO SERIES TRUST

THIS AMENDMENT, dated as of the 7th day of March 2014, by and among GMO Series Trust (the “Series Trust”) and Hewitt Associates LLC (the “Hewitt”)

WITNESSETH

WHEREAS, the Series Trust and Hewitt entered into an agreement dated October 2, 2012 (the “Agreement”);

WHEREAS, the Series Trust and Hewitt desire to amend the Agreement in accordance with the terms thereof.

NOW THEREFORE, in consideration of the above premises, the Series Trust and Hewitt hereby amend the Agreement as follows:

The existing Schedule A, Funds, shall be deleted in its entirety and replaced with the attached Amended and Restated Schedule A.

IN WITNESS WHEREOF, GMO Trust and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

GMO SERIES TRUST ON BEHALF OF EACH FUND ON SCHEDULE A, SEVERALLY AND NOT JOINTLY*

By:	/s/ Megan Bunting
Name:	Megan Bunting
Title:	Vice President and Asst. Clerk
Date:	3/7/2014

*	The Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Series Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each series of the Series Trust are not binding upon any of the Trustees or shareholders individually, but are binding upon the assets and property of that series.

HEWITT ASSOCIATES LLC

By:	/s/ Brian Fern
Name:	Brian Fern
Title:	VP – Legal
Date:	March 7, 2014

AMENDED AND RESTATED SCHEDULE A

THE FUNDS

Fund	Share Class	CUSIP #	12b-1 Fee
GMO Benchmark Free Allocation Series Fund R4	R4	380131417	25

GMO Benchmark Free Allocation Series Fund R5	R5	380131391	10

GMO Benchmark Free Allocation Series Fund R6	R6	380131383	0

GMO Core Plus Bond Series Fund R4	R4	380131649	25

GMO Core Plus Bond Series Fund R5	R5	380131631	10

GMO Core Plus Bond Series Fund R6	R6	380131623	0

GMO Emerging Countries Series Fund R4	R4	380131672	25

GMO Emerging Countries Series Fund R5	R5	380131664	10

GMO Emerging Countries Series Fund R6	R6	380131656	0

GMO Foreign Fund Series Fund R4	R4	380131714	25

GMO Foreign Fund Series Fund R5	R5	380131698	10

GMO Foreign Fund Series Fund R6	R6	380131680	0

GMO Global Asset Allocation Series Fund R4	R4	380131441	25

GMO Global Asset Allocation Series Fund R5	R5	380131433	10

GMO Global Asset Allocation Series Fund R6	R6	380131425	0

GMO Global Equity Allocation Series Fund R4	R4	380131474	25

GMO Global Equity Allocation Series Fund R5	R5	380131466	10

GMO Global Equity Allocation Series Fund R6	R6	380131458	0

GMO International Bond Series Fund R4	R4	380131615	25

GMO International Bond Series Fund R5	R5	380131599	10

GMO International Bond Series Fund R6	R6	380131581	0

GMO International Developed Equity Allocation Series Fund R4	R4	380131375	25

GMO International Developed Equity Allocation Series Fund R5	R5	380131367	10

GMO International Developed Equity Allocation Series Fund R6	R6	380131359	0

GMO International Equity Allocation Series Fund R4	R4	380131516	25

GMO International Equity Allocation Series Fund R5	R5	380131490	10

GMO International Equity Allocation Series Fund R6	R6	380131482	0

GMO Quality Series Fund R4	R4	380131409	25

GMO Quality Series Fund R5	R5	380131508	10

GMO Quality Series Fund R6	R6	380131607	0

GMO U.S. Core Equity Series Fund R4	R4	380131102	25

GMO U.S. Core Equity Series Fund R5	R5	380131201	10

GMO U.S. Core Equity Series Fund R6	R6	380131300	0